Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement of BNB Standard Corporation (formerly known as CEA Industries, Inc.) and its subsidiaries on Form S-3 (File No. 333-290430), relating to our report dated June 23, 2026, with respect to the consolidated balance sheets of BNB Standard Corporation (formerly known as CEA Industries, Inc.) and its subsidiaries as of April 30, 2026 (Successor Company), and 2025 (Predecessor Company), the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the periods from June 7, 2025 through April 30, 2026 (Successor Company), and the period from May 1, 2025 through June 6, 2025, and the year ended April 30, 2025 (Predecessor Company), and the related notes, which appears in the Annual Report on Form 10-K of the Company for the year ended April 30, 2026.

We also consent to the reference to our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 12, 2026